UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 13, 2007 (July 11, 2007)

ORION ETHANOL, INC.
___________________________________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-15579	87-0348444

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

307 S. Main Pratt, Kansas 67124
(Address of Principal Executive Offices)

(620) 672-2814 Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On May 30, 2007, Orion Ethanol, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) between and among OEI Acquisition Sub, Inc., a Delaware corporation and the Company’s direct wholly-owned subsidiary which was formed in connection with the transactions contemplated by the Merger Agreement, and GreenHunter Energy, Inc. (“GreenHunter”), a Delaware corporation, which is a development stage company that plans to acquire and operate assets in the renewable energy sectors of wind, solar, biomass and biofuels. The Company filed a Current Report on Form 8-K dated May 30, 2007 reporting its entry into the Merger Agreement under Item 1.01 and providing a description of the material terms thereof and a copy of the Merger Agreement and ancillary agreements as exhibits thereto.

By letter dated and effective as of July 11, 2007, a copy of which is attached hereto as Exhibit 10.1, the Company and GreenHunter entered into a mutual agreement to terminate the Merger Agreement, in accordance with the provisions of Section 7.1(a). Pursuant to Section 7.2 of the Merger Agreement, the effect of a termination under Section 7.1(a) is that the Merger Agreement becomes void, except for the provisions of Sections 5.3(c) (but only to the extent of the confidentiality and indemnification provisions therein), 5.13 (relating to payment of expenses), Article 8 (containing the miscellaneous provisions) and the confidentiality agreement entered into between the parties. These surviving provisions continue pursuant to their terms. Section 7.2 also provides that a termination of the Merger Agreement does not relieve any party from liability for damages incurred as a result of a breach by that party of its representations, warranties, covenants, agreements or other obligations occurring prior to the termination.

Under the terms of the Merger Agreement, the Company’s Chief Executive Officer, who is also the Chief Executive Officer of GreenHunter, was to be the Chief Executive Officer of the combined company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated July 11, 2007 mutually terminating the Agreement and Plan of Merger, dated May 30, 2007, by and among Orion Ethanol, Inc., OEI Acquisition Sub, Inc. and GreenHunter Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2007

ORION ETHANOL, INC.

By:      /s/ Lane Hamm

Lane Hamm
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated July 11, 2007 mutually terminating the Agreement and Plan of Merger, dated May 30, 2007, by and among Orion Ethanol, Inc., OEI Acquisition Sub, Inc. and GreenHunter Energy, Inc.